UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 12, 2017

Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street Charleston, SC	29401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Shareholders

On April 11, 2017, there were a total of 4,962,189 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The following matters were voted upon and approved by the shareholders at the 2017 Annual Meeting.

1.	The election of seventeen members to the Board of Directors.
2.	The ratification of the appointment of Elliott Davis Decosimo, LLC as the independent auditor for the fiscal year December 31, 2017.

The following is a summary of the voting results for each proposal presented to the shareholders:

As to Proposal #1 there were 2,980,128 shares (97.62% of total shares voted and 60.05% of total outstanding shares) were represented in person or by proxy. The results are as follows:

NAME	FOR	WITHHELD

David W. Bunch	2,975,357	77,349
Graham M. Eubank, Jr.	2,974,092	78,614
Elizabeth M. Hagood	2,974,314	78,392
Fleetwood S. Hassell	2,879,277	173,429
Glen B. Haynes	2,979,623	73,083
William L. Hiott, Jr.	2,978,842	73,864
Richard W. Hutson, Jr.	2,975,826	76,880
Charles G. Lane	2,979,253	73,453
Hugh C. Lane, Jr.	2,980,014	72,692
Linda J. Bradley-McKee	2,979,426	73,280
Alan I. Nussbaum	2,978,742	73,964
Karen J. Phillips	2,978,750	73,956
Edmund Rhett, Jr.	2,979,243	73,463
Malcolm M. Rhodes	2,979,253	73,453
Douglas H. Sass	2,973,783	78,923
Sheryl G. Sharry	2,979,625	73,081
Steve D. Swanson	2,978,748	73,958

There were 72,578 shares withheld and 1,501,639 broker non-votes as to proposal number one.

As to Proposal #2 for approval of Elliott Davis Decosimo, LLC as independent auditors for the Company for the fiscal year ending December 31, 2017, 4,542,482 shares voted in favor (99.73% of shares voted and 91.54% of total outstanding shares), 6,957 shares voted against, and 4,906 abstained. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation
(Registrant)

Date: April 12, 2017
/s/ Eugene H. Walpole, IV
Eugene H. Walpole, IV
Chief Financial Officer
Senior Vice President